ALLEGION REPORTS THIRD-QUARTER 2020 FINANCIAL RESULTS; RAISES FULL-YEAR EPS OUTLOOK

•Third-quarter 2020 net earnings per share (EPS) of $1.58, compared with 2019 EPS of $1.40; Adjusted 2020 EPS of $1.67, up 13.6 percent compared with 2019 adjusted EPS of $1.47
•Third-quarter 2020 revenues of $728.4 million, down 2.7 percent compared to 2019, down 3.4 percent on an organic basis
•Third-quarter 2020 operating margin of 22 percent, compared with 2019 operating margin of 22.5 percent; Adjusted operating margin of 23.3 percent, up 20 basis points compared with 2019 adjusted operating margin of 23.1 percent
•Improving outlook for 2020 full-year revenue decline to a range of 6 to 6.5 percent on both a reported and organic basis
•Raising full-year 2020 EPS outlook to a range of $3.40 to $3.50 and adjusted EPS outlook to a range of $4.75 to $4.80

DUBLIN (Oct. 22, 2020) - Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions, today reported third-quarter 2020 net revenues of $728.4 million and net earnings of $146.9 million, or $1.58 per share. Excluding charges related to restructuring and impairment, adjusted net earnings were $154.6 million, or $1.67 per share, up 13.6 percent when compared with third-quarter 2019 adjusted EPS of $1.47.

Third-quarter 2020 net revenues decreased 2.7 percent when compared to the prior-year period (down 3.4 percent on an organic basis). The organic revenue decline was driven by continued pressure related to the COVID-19 pandemic. Reported revenues were boosted by favorable impacts from foreign currency but continued to see headwinds related to divestitures.

Third-quarter 2020 operating income was $160.4 million, a decrease of $7.7 million or 4.6 percent compared to 2019. The decrease is related to reduced volume, driven by COVID-19, and restructuring and impairment charges taken during the quarter. Adjusted operating income in third-quarter 2020 was $169.4 million, representing a decrease of $3.6 million or 2.1 percent compared to 2019.

Third-quarter 2020 operating margin was 22 percent, compared with 22.5 percent in 2019. The adjusted operating margin in third-quarter 2020 was 23.3 percent, compared with 23.1 percent in 2019. The 20-basis-point increase in adjusted operating margin is primarily driven by price and productivity more than offsetting the impacts of COVID-19 related volume impacts and inflation.

“Despite the ongoing COVID-19 pandemic, the Allegion team showed outstanding resiliency throughout the third quarter,” Chairman, President and CEO David D. Petratis said. “We experienced sequential improvement and executed solid business performance as the cost actions we have instituted during the year have helped to minimize the pressures from volume declines. We were and remain ready to serve our customers and meet their new needs for touchless access and healthy environments.”

The Americas segment revenues decreased 5.1 percent (down 4.6 percent on an organic basis), driven by continued economic pressure on our non-residential business related to COVID-19. The Americas non-residential business experienced low double-digit revenue declines, while residential revenues delivered low double-digit growth. The Americas electronics revenue was down mid-single digits.

The EMEA segment revenues increased 7.7 percent (up 2.9 percent on an organic basis), reflecting positive price and volume during the quarter. Favorable foreign exchange more than offset the effects from the Turkey divestiture last year and also contributed to the total revenue increase.

The Asia-Pacific segment revenues decreased 4.2 percent (down 6.8 percent on an organic basis). The revenue decline in the quarter was driven by continued COVID-19 impacts and weakness in Korea, which were slightly offset by positive performance in Australia, despite poor markets, as well as favorable foreign currency effects.

Restructuring and Impairment
During the quarter, the company incurred restructuring expenses of $6.4 million across all regions and corporate functions. These charges are primarily related to workforce reductions, intended to optimize and simplify operations and cost structure. The company also incurred $2.6 million in non-cash charges related to intangible asset impairment in the Asia-Pacific region.

Additional Items
Interest expense for third-quarter 2020 was $12.9 million, down from $15.6 million for third-quarter 2019. The decrease is the result of a $2.7 million non-cash financing charge in the prior year, which did not recur in the current period.

Other income net for third-quarter 2020 was $12.2 million, compared to other expense net of $2 million in the same period of 2019. Other income was driven by a $14 million non-cash currency translation gain related to the liquidation of a legal entity in EMEA.

The company’s effective tax rate for third-quarter 2020 was 8 percent, compared with 12.5 percent in 2019. The company’s adjusted effective tax rate for third-quarter 2020 was 8.4 percent, compared with 12.4 percent in 2019.

Cash Flow and Liquidity
Year-to-date 2020 available cash flow was $256.1 million, an increase of $26.1 million versus the prior year. The year-over-year increase in available cash flow is due to improvements in net working capital along with lower capital expenditures offsetting lower net earnings.

The company ended third-quarter 2020 with cash and cash equivalents of $428.9 million, as well as $485 million of availability under its revolving credit facility.

2020 Outlook
The company is improving its full-year 2020 revenue outlook for total and organic decline to a range of 6 to 6.5 percent compared to 2019.

The company is raising its full-year 2020 outlook for reported EPS to a range of $3.40 to $3.50 and raising adjusted EPS to a range of $4.75 to $4.80. Adjustments to 2020 EPS include $1.04 per share related to non-cash charges for goodwill and intangible asset impairments, along with estimated impacts of $0.26 to $0.31 per share for restructuring and M&A costs. The outlook updates the full-year adjusted effective tax rate to approximately 13 percent and assumes an average diluted share count for the full year of approximately 93 million shares.

The company is raising its full-year available cash flow outlook to approximately $400 to $420 million.

“Our vision of seamless access and a safer world continues to be our guide, and we see long-term opportunities for innovation across the markets we serve,” Petratis added. “I’m proud of our resiliency and ability to execute even during these difficult and uncertain times. We remain focused on our growth strategy and very disciplined in addressing our expenses, adapting to demand and continuing effective capital deployment. Our focus and discipline, paired with strong underlying business fundamentals and market-leading brands, position us well for the remainder of 2020 and beyond.”

Conference Call Information
On Thursday, Oct. 22, 2020, David D. Petratis, chairman, president and CEO, and Patrick Shannon, senior vice president and chief financial officer, will conduct a conference call for analysts and investors, beginning at 8 a.m. ET, to review the company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through the company's website at https://investor.allegion.com.

About Allegion™
Allegion (NYSE: ALLE) is a global pioneer in seamless access, with leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion secures people and assets with a range of solutions for homes, businesses, schools and other institutions. Allegion had $2.9 billion in revenue in 2019 and sells products in almost 130 countries.

For more, visit www.allegion.com.

Non-GAAP Measures
This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. The company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S.

GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, and adjusted EBITDA and adjusted EBITDA margin (both non-GAAP measures). The company presents these non-GAAP measures because management believes they provide useful perspective of the company’s underlying business results, trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related GAAP measures. Further information about the adjusted non-GAAP financial tables is attached to this news release.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including statements regarding the potential impacts of the global COVID-19 pandemic, the company's 2020 financial performance, the company’s business plans and strategy, the company’s growth strategy, the company’s capital allocation strategy, the company’s tax planning strategies, and the performance of the markets in which the company operates. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, dividends, share purchases or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are based on the company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on these factors and other risks that may affect the company's business is included in filings it makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended Dec. 31, 2019, Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and Sept. 30, 2020, and in its other SEC filings. The company undertakes no obligation to update these forward-looking statements.

ALLEGION PLC
Condensed and Consolidated Income Statements
(In millions, except per share data)

UNAUDITED

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019

Net revenues	$728.4	$748.3	$1,992.6	$2,134.5
Cost of goods sold	409.2	412.8	1,133.7	1,201.4
Gross profit	319.2	335.5	858.9	933.1

Selling and administrative expenses	156.2	167.4	474.2	511.3
Impairment of goodwill and intangible assets	2.6	—	98.9	—
Operating income	160.4	168.1	285.8	421.8

Interest expense	12.9	15.6	38.8	42.7
Other (income) expense, net	(12.2)	2.0	(12.6)	1.6
Earnings before income taxes	159.7	150.5	259.6	377.5

Provision for income taxes	12.8	18.8	38.5	56.1
Net earnings	146.9	131.7	221.1	321.4

Less: Net earnings attributable to noncontrolling interests	—	0.1	0.1	0.3

Net earnings attributable to Allegion plc	$146.9	$131.6	$221.0	$321.1

Basic earnings per ordinary share
attributable to Allegion plc shareholders:	$1.59	$1.41	$2.39	$3.42

Diluted earnings per ordinary share
attributable to Allegion plc shareholders:	$1.58	$1.40	$2.38	$3.40

Shares outstanding - basic	92.3	93.3	92.4	93.8
Shares outstanding - diluted	92.7	94.0	92.9	94.5

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(In millions)

UNAUDITED

	September 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$428.9	$355.3
Restricted cash	1.9	3.4
Accounts and notes receivables, net	350.9	329.8
Inventories	289.6	269.9
Other current assets	49.7	43.4
Total current assets	1,121.0	1,001.8
Property, plant and equipment, net	293.7	291.4
Goodwill	790.1	873.3
Intangible assets, net	494.3	510.9
Other noncurrent assets	328.6	289.8
Total assets	$3,027.7	$2,967.2

LIABILITIES AND EQUITY
Accounts payable	$191.1	$221.0
Accrued expenses and other current liabilities	297.8	285.9
Short-term borrowings and current maturities of long-term debt	0.2	0.1
Total current liabilities	489.1	507.0
Long-term debt	1,428.9	1,427.6
Other noncurrent liabilities	282.6	272.2
Equity	827.1	760.4
Total liabilities and equity	$3,027.7	$2,967.2

ALLEGION PLC
Condensed and Consolidated Statement of Cash Flows
(In millions)

UNAUDITED

	Nine months ended September 30,
	2020	2019
Operating Activities
Net earnings	$221.1	$321.4
Depreciation and amortization	60.3	62.6
Impairment of goodwill and intangible assets	98.9	—
Changes in assets and liabilities and other non-cash items	(90.9)	(104.6)
Net cash provided by operating activities	289.4	279.4

Investing Activities
Capital expenditures	(33.3)	(49.4)
Acquisition of and equity investments in businesses, net of cash acquired	—	(4.6)
Other investing activities, net	(6.0)	(2.0)
Net cash used in investing activities	(39.3)	(56.0)

Financing Activities
Debt repayments, net	(0.1)	(18.0)
Debt issuance costs	—	(3.0)
Dividends paid to ordinary shareholders	(88.3)	(75.5)
Repurchase of ordinary shares	(94.1)	(179.7)
Other financing activities, net	3.2	1.8
Net cash used in financing activities	(179.3)	(274.4)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	1.3	(3.3)
Net increase (decrease) in cash, cash equivalents and restricted cash	72.1	(54.3)
Cash, cash equivalents and restricted cash - beginning of period	358.7	290.6
Cash, cash equivalents and restricted cash - end of period	$430.8	$236.3

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(In millions)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Net revenues
Americas	$539.1	$567.8	$1,495.5	$1,588.2
EMEA	148.4	137.8	389.3	422.9
Asia Pacific	40.9	42.7	107.8	123.4
Total net revenues	$728.4	$748.3	$1,992.6	$2,134.5

Operating income (loss)
Americas	$165.0	$175.6	$432.4	$457.7
EMEA	13.5	7.5	9.0	19.9
Asia Pacific	(0.3)	4.1	(101.8)	3.9
Corporate unallocated	(17.8)	(19.1)	(53.8)	(59.7)
Total operating income	$160.4	$168.1	$285.8	$421.8

ALLEGION PLC	SCHEDULE 2

The Company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, and adjusted EBITDA and adjusted EBITDA margin (both non-GAAP measures). The Company presents these non-GAAP measures because management believes they provide useful perspective of the Company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures.

The Company defines the presented non-GAAP measures as follows:
•Adjustments to operating income, operating margin, net earnings, EPS and EBITDA include items such as goodwill, indefinite-lived trade name, and other asset impairment charges, restructuring charges, acquisition and integration costs, debt refinancing costs and charges related to the divestiture of businesses;
•Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of divestitures, acquisitions and currency effects; and
•Available cash flow is defined as U.S. GAAP net cash from operating activities less capital expenditures.

These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS

(In millions, except per share data)

	Three months ended September 30, 2020				Three months ended September 30, 2019
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$728.4	$—		$728.4	$748.3	$—		$748.3

Operating income	160.4	9.0	(1)	169.4	168.1	4.9	(1)	173.0
Operating margin	22.0%			23.3%	22.5%			23.1%

Earnings before income taxes	159.7	9.0	(2)	168.7	150.5	7.5	(2)	158.0
Provision for income taxes	12.8	1.3	(3)	14.1	18.8	0.8	(3)	19.6
Effective income tax rate	8.0%			8.4%	12.5%			12.4%
Net earnings	146.9	7.7		154.6	131.7	6.7		138.4

Noncontrolling interests	—	—		—	0.1	—		0.1

Net earnings attributable to Allegion plc	$146.9	$7.7		$154.6	$131.6	$6.7		$138.3

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$1.58	$0.09		$1.67	$1.40	$0.07		$1.47

(1)Adjustments to operating income for the three months ended September 30, 2020, consist of $6.4 million of restructuring charges and $2.6 million of intangible asset impairment charges. Adjustments to operating income for the three months ended September 30, 2019, consist of $4.9 million of restructuring charges and acquisition and integration expenses.
(2)Adjustments to earnings before income taxes for the three months ended September 30, 2020, consist of the adjustments to operating income discussed above. Adjustments to operating income for the three months ended September 30, 2019, consist of the adjustments to operating income discussed above and $2.6 million of debt refinancing costs.
(3)Adjustments to the provision for income taxes for the three months ended September 30, 2020 and 2019, consist of $1.3 million and $0.8 million, respectively, of tax expense related to the excluded items discussed above.

	Nine months ended September 30, 2020				Nine months ended September 30, 2019
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$1,992.6	$—		$1,992.6	$2,134.5	$—		$2,134.5

Operating income	285.8	123.0	(1)	408.8	421.8	20.6	(1)	442.4
Operating margin	14.3%			20.5%	19.8%			20.7%

Earnings before income taxes	259.6	123.0	(2)	382.6	377.5	23.2	(2)	400.7
Provision for income taxes	38.5	7.0	(3)	45.5	56.1	3.3	(3)	59.4
Effective income tax rate	14.8%			11.9%	14.9%			14.8%
Net earnings	221.1	116.0		337.1	321.4	19.9		341.3

Noncontrolling interests	0.1	—		0.1	0.3	—		0.3

Net earnings attributable to Allegion plc	$221.0	$116.0		$337.0	$321.1	$19.9		$341.0

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$2.38	$1.25		$3.63	$3.40	$0.21		$3.61

(1)Adjustments to operating income for the nine months ended September 30, 2020, consist primarily of $98.9 million of goodwill and intangible asset impairment charges, as well as $24.1 million of restructuring charges and acquisition and integration expenses. Adjustments to operating income for the nine months ended September 30, 2019 consist of $20.6 million of restructuring charges and acquisition and integration expenses.
(2)Adjustments to earnings before income taxes for the nine months ended September 30, 2020, consist of the adjustments to operating income discussed above. Adjustments to earnings before income taxes for the nine months ended September 30, 2019, consist of the adjustments to operating income discussed above and $2.6 million of debt refinancing costs.
(3)Adjustments to the provision for income taxes for the nine months ended September 30, 2020 and 2019, consist of $7.0 million and $3.3 million, respectively, of tax expense related to the excluded items discussed above.

ALLEGION PLC	SCHEDULE 3
RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION
(In millions)

	Three months ended September 30, 2020		Three months ended September 30, 2019
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$539.1		$567.8

Operating income (GAAP)	$165.0	30.6%	$175.6	30.9%
Restructuring charges	1.6	0.3%	—	—%
Adjusted operating income	166.6	30.9%	175.6	30.9%
Depreciation and amortization	8.6	1.6%	8.5	1.5%
Adjusted EBITDA	$175.2	32.5%	$184.1	32.4%

EMEA
Net revenues (GAAP)	$148.4		$137.8

Operating income (GAAP)	$13.5	9.1%	$7.5	5.4%
Restructuring charges	3.6	2.4%	4.5	3.3%
Adjusted operating income	17.1	11.5%	12.0	8.7%
Depreciation and amortization	8.6	5.8%	8.3	6.0%
Adjusted EBITDA	$25.7	17.3%	$20.3	14.7%

Asia Pacific
Net revenues (GAAP)	$40.9		$42.7

Operating (loss) income (GAAP)	$(0.3)	(0.7)%	$4.1	9.6%
Restructuring charges	0.9	2.2%	0.3	0.7%
Impairment of intangible assets	2.6	6.3%	—	—%
Adjusted operating income	3.2	7.8%	4.4	10.3%
Depreciation and amortization	1.4	3.4%	1.1	2.6%
Adjusted EBITDA	$4.6	11.2%	$5.5	12.9%

Corporate
Operating loss (GAAP)	$(17.8)		$(19.1)
Restructuring charges	0.3		—
Acquisition and integration costs	—		0.1
Adjusted operating loss	(17.5)		(19.0)
Depreciation and amortization	1.2		1.1
Adjusted EBITDA	$(16.3)		$(17.9)

Total
Net revenues	$728.4		$748.3

Adjusted operating income	169.4	23.3%	173.0	23.1%
Depreciation and amortization	19.8	2.7%	19.0	2.6%
Adjusted EBITDA	$189.2	26.0%	$192.0	25.7%

	Nine months ended September 30, 2020		Nine months ended September 30, 2019
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$1,495.5		$1,588.2

Operating income (GAAP)	432.4	28.9%	457.7	28.8%
Restructuring charges	4.9	0.3%	2.8	0.2%
Acquisition and integration costs	—	—%	0.6	—%
Adjusted operating income	437.3	29.2%	461.1	29.0%
Depreciation and amortization	25.8	1.8%	26.9	1.7%
Adjusted EBITDA	$463.1	31.0%	$488.0	30.7%

EMEA
Net revenues (GAAP)	$389.3		$422.9

Operating income (GAAP)	9.0	2.3%	19.9	4.7%
Restructuring charges	11.4	2.9%	15.1	3.6%
Acquisition and integration costs	—	—%	0.1	—%
Impairment of intangible assets	1.5	0.4%	—	—%
Adjusted operating income	21.9	5.6%	35.1	8.3%
Depreciation and amortization	24.9	6.4%	24.7	5.8%
Adjusted EBITDA	$46.8	12.0%	$59.8	14.1%

Asia Pacific
Net revenues (GAAP)	$107.8		$123.4

Operating (loss) income (GAAP)	(101.8)	(94.4)%	3.9	3.2%
Restructuring charges	4.8	4.5%	0.8	0.6%
Acquisition and integration costs	—	—%	0.8	0.6%
Impairment of goodwill and intangible assets	97.4	90.3%	—	—%
Adjusted operating income	0.4	0.4%	5.5	4.4%
Depreciation and amortization	3.7	3.4%	3.6	3.0%
Adjusted EBITDA	$4.1	3.8%	$9.1	7.4%

Corporate
Operating loss (GAAP)	$(53.8)		$(59.7)
Restructuring charges	2.2		—
Acquisition and integration costs	0.8		0.4
Adjusted operating loss	(50.8)		(59.3)
Depreciation and amortization	3.4		3.3
Adjusted EBITDA	$(47.4)		$(56.0)

Total
Net revenues	$1,992.6		$2,134.5

Adjusted operating income	408.8	20.5%	442.4	20.7%
Depreciation and amortization	57.8	2.9%	58.5	2.8%
Adjusted EBITDA	$466.6	23.4%	$500.9	23.5%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET EARNINGS TO ADJUSTED EBITDA

(In millions)

	Nine months ended September 30,
	2020	2019
Net cash provided by operating activities	$289.4	$279.4
Capital expenditures	(33.3)	(49.4)
Available cash flow	$256.1	$230.0

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Net earnings (GAAP)	$146.9	$131.7	$221.1	$321.4
Provision for income taxes	12.8	18.8	38.5	56.1
Interest expense	12.9	15.6	38.8	42.7
Depreciation and amortization	19.8	19.0	57.8	58.5
EBITDA	192.4	185.1	356.2	478.7

Other (income) expense, net	(12.2)	2.0	(12.6)	1.6
Impairment of goodwill and intangible assets	2.6	—	98.9	—
Acquisition and integration costs and restructuring charges	6.4	4.9	24.1	20.6
Adjusted EBITDA	$189.2	$192.0	$466.6	$500.9

ALLEGION PLC	SCHEDULE 5

RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH BY REGION

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Americas
Revenue growth (GAAP)	(5.1)%	7.1%	(5.8)%	6.2%
Acquisitions and divestitures	0.4%	—%	0.4%	(0.4)%
Currency translation effects	0.1%	0.1%	—%	0.2%
Organic growth (non-GAAP)	(4.6)%	7.2%	(5.4)%	6.0%

EMEA
Revenue growth (GAAP)	7.7%	2.5%	(7.9)%	(2.2)%
Acquisitions and divestitures	0.1%	—%	0.3%	(0.3)%
Currency translation effects	(4.9)%	4.4%	(0.4)%	5.8%
Organic growth (non-GAAP)	2.9%	6.9%	(8.0)%	3.3%

Asia Pacific
Revenue growth (GAAP)	(4.2)%	(9.1)%	(12.6)%	22.3%
Acquisitions	—%	—%	—%	(29.0)%
Currency translation effects	(2.6)%	4.3%	2.4%	5.4%
Organic growth (non-GAAP)	(6.8)%	(4.8)%	(10.2)%	(1.3)%

Total
Revenue growth (GAAP)	(2.7)%	5.2%	(6.6)%	5.2%
Acquisitions and divestitures	0.3%	—%	0.3%	(1.8)%
Currency translation effects	(1.0)%	1.2%	0.1%	1.6%
Organic growth (non-GAAP)	(3.4)%	6.4%	(6.2)%	5.0%